As filed with the U.S. Securities and Exchange Commission on March 16, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NEOS THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	27-0395455
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

2940 N. Highway 360

Grand Prairie, TX 75050

(972) 408-1300

(Address of Registrant’s Principal Executive Offices)

NEOS THERAPEUTICS, INC. 2015 STOCK OPTION AND INCENTIVE PLAN

(Full title of the plan)

Vipin Garg

President and Chief Executive Officer

Neos Therapeutics, Inc.

2940 N. Highway 360

Grand Prairie, TX 75050

(972) 408-1300

(Name, address and telephone number of agent for service)

Copies to:

Mitchell S. Bloom, Esq.

Joseph C. Theis, Jr., Esq.

Goodwin Procter LLP

100 Northern Avenue

Boston, Massachusetts 02210

(617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐		Accelerated filer	☒
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐
			Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 7(a)(2)(B) of the Securities Act.   ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share	1,449,847 shares	(3)	$8.73	$12,657,164.31	$1,575.82

(1)         Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of common stock which become issuable under the Registrant’s 2015 Stock Option and Incentive Plan (the “Plan”) by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of common stock.

(2)         Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act, and based on the average of the high and low sale prices of the Registrant’s common stock, as quoted on the Nasdaq Global Market, on March 9, 2018.

(3)         Represents an automatic increase of 1,449,847 shares of Common Stock to the number of shares available for issuance under the Plan, effective January 1, 2018. Shares available for issuance under the Plan were previously registered on a registration statement on Form S-8 filed with the Securities and Exchange Commission on March 15, 2017 (Registration No. 333-216698), March 18, 2016 (Registration No. 333-210267) and July 29, 2015 (Registration No. 333-205937).

EXPLANATORY NOTE

This Registration Statement on Form S-8 registers 1,449,847 additional shares of Common Stock under the Registrant’s 2015 Stock Option and Incentive Plan (the “Plan”). The number of shares of Common Stock reserved and available for issuance under the Plan is subject to an automatic annual increase on each January 1, beginning in 2016, by an amount equal to five percent of the number of shares of Common Stock issued and outstanding on the immediately preceding December 31 or such lesser number of shares of Common Stock as determined by the Administrator (as defined in the Plan). Accordingly, on January 1, 2018, the number of shares of Common Stock reserved and available for issuance under the Plan increased by 1,449,847. The additional shares are of the same class as other securities relating to the Plan for which the Registrant’s registration statement filed on Form S-8 (Registration No. 333-205937) on July 29, 2015, is effective. The information contained in the Registrant’s registration statement on Form S-8 (Registration No. 333-205937) is hereby incorporated by reference pursuant to General Instruction E.

2

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit No.	Description
4.1

Fourth Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-37508), filed previously with the Commission on September 4, 2015)

4.2

Amended and Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-37508), filed previously with the Commission on September 4, 2015)

4.3

Form of common stock certificate of the Registrant (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-205106), filed previously with the Commission on July 13, 2015)

4.4

2009 Equity Plan and forms of restricted stock agreement and option agreements thereunder (incorporated herein by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-205106), filed previously with the Commission on June 19, 2015)

4.5

2015 Stock Option and Incentive Plan and forms of option agreements thereunder (incorporated herein by reference to Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-205106), filed previously with the Commission on July 13, 2015)

5.1*	Opinion of Goodwin Procter LLP

23.1*	Consent of RSM US LLP, independent registered public accounting firm

23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

24.1	Power of Attorney (see page II-1 of this Registration Statement on Form S-8)

*	Filed herewith.

3

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Grand Prairie, State of Texas, on March 16, 2018.

Neos Therapeutics, Inc.

By:	/s/ Vipin Garg
Vipin Garg
Chief Executive Officer and Chairman

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Vipin Garg and Richard Eisenstadt, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, for him and in his name, place and stead, in any and all capacities, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-8 of Neos Therapeutics, Inc., and any or all amendments (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Vipin Garg	Chief Executive Officer and Director	March 16, 2018
Vipin Garg	(Principal Executive Officer)

/s/ Richard Eisenstadt	Chief Financial Officer	March 16, 2018
Richard Eisenstadt	(Principal Accounting and Financial Officer)

/s/ Beth Hecht	Director	March 16, 2018
Beth Hecht

/s/ Alan Heller	Director	March 16, 2018
Alan Heller

/s/ Greg Robitaille	Director	March 16, 2018
Greg Robitaille

/s/ Bryant Fong	Director	March 16, 2018
Bryant Fong

/s/ John Schmid	Director	March 16, 2018
John Schmid

/s/ Paul Edick	Director	March 16, 2018
Paul Edick

4